UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2011, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) voted to increase the size of the Board from 10 to 12 members and elected Bruce R. Brook and Jane Nelson to fill the newly created vacancies. In addition, Mr. Brook was appointed to serve on the Audit Committee and Ms. Nelson was appointed to serve on the Environmental, Social Responsibility, Operations and Safety Committee.
There is no arrangement or understanding between Mr. Brook or Ms. Nelson and any other persons pursuant to which they were selected as directors. There have been no transactions with the Company that exceed $120,000 in which Mr. Brook or Ms. Nelson had a direct or indirect interest, per Item 404(a) of Regulation S-K.
In connection with Mr. Brook’s and Ms. Nelson’s election to the Board, each will be granted a director stock award having a fair market value of $120,000. Mr. Brook and Ms. Nelson will also receive compensation as non-employee directors in accordance with the Company’s director compensation policies as described in its 2010 Proxy Statement, dated April 19, 2011.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	News Release dated October 25, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
	Name:	Stephen P. Gottesfeld
	Title:	Vice President, General Counsel and Secretary

Dated: October 25, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	News Release dated October 25, 2011

4